Exhibit 99.2

Kyto BioPharma, Inc.
Patent Family Summary

1.	The 401 Patent Family – “Anti-Receptor Agents”

In general terms, the 401 family is directed to anti-receptor and growth blocking agents which antagonize or modulate the vitamin B12/transcobalamin II receptor or binding sites on the B12/TcII complex.  This results in the cellular depletion of vitamin B12, thus preventing or inhibiting cell division and ultimately resulting in cellular apoptosis.  Such agents can function (a) by preventing formation of the B12/TcII complex, (b) by binding to the B12/TcII complex and thus preventing binding of the complex to the B12/TcII receptor, or (c) by binding to the B12/TcII receptor and thus preventing uptake of the B12/TcII complex.  While the terms “anti-receptor agent” and “growth blocking agent” are defined as including proteins, peptides and small organic molecules, “preferred” agents are proteins and more specifically antibodies.

U.S. Patent No. 5,688,504 (the “ ‘504 patent”) issued from this family on November 18, 1997.  The issued claims of the ‘504 patent generally recite methods for inhibiting cell division, or preventing or inhibiting cellular uptake of vitamin B12, by administration to either a warm-blooded animal or target cell a monoclonal antibody capable of competitively antagonizing or modulating the B12/TcII receptor or binding site.  The independent claims of the ‘504 patent are as follows:

1.
A method for inhibiting cell division of a target cell in a warm-blooded animal, comprising administering to the animal a monoclonal anti-receptor antibody to a vitamin B12/transcobalamin II receptor on the surface of the target cell, said monoclonal antibody being capable of competitively antagonizing or modulating the receptor to prevent or inhibit cellular uptake of vitamin B12 by the target cell.

2.
A method for preventing or inhibiting cellular uptake of vitamin B12 in a warm-blooded animal, comprising administering to the animal monoclonal anti-receptor antibody to a vitamin B12/transcobalamin II receptor on the surface of the cell, said monoclonal antibody being capable of competitively antagonizing or modulating the receptor to prevent or inhibit the cellular uptake of vitamin B12.

16.
A method of inhibiting cell division in a warm blooded animal comprising administering to a warm blooded animal a therapeutically effective amount of a monoclonal anti-receptor antibody to a vitamin B12/transcobalamin II receptor on the surface of the cell, said monoclonal antibody being capable of competitively antagonizing or modulating the binding site to prevent or inhibit the uptake of vitamin B12 by TcII.

17.
A method of preventing or inhibiting cellular uptake of vitamin B12, comprising administering to an animal a therapeutically effective mount of a monoclonal anti-receptor antibody to a vitamin B12/transcobalamin II receptor on the surface of the cell, said monoclonal antibody being capable of competitively antagonizing or modulating the binding site to prevent or inhibit the uptake of vitamin B12 by TcII.

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18.
A method of preventing or inhibiting cellular uptake of vitamin B12, comprising administering to a biological preparation an effective amount of a monoclonal anti-receptor antibody to a vitamin B12/transcobalamin II receptor on the surface of the cell, said monoclonal antibody being capable of competitively antagonizing or modulating the binding site to prevent or inhibit the uptake of vitamin B12 by TcII.

19.
A method of inhibiting cell division in a warm blooded animal comprising administering to a warm blooded animal a therapeutically effective amount of a monoclonal antibody to a binding site on a TcII/B12 complex, said monoclonal antibody being capable of competitively antagonizing or modulating said binding site to prevent or inhibit the binding of said TcII/B12 complex to the cell surface.

20.
A method of preventing or inhibiting cellular uptake of vitamin B12 comprising administering to an animal an effective amount of a monoclonal antibody to a binding site on a TcII/B12 complex, said monoclonal antibody being capable of competitively antagonizing or modulating said binding site to prevent or inhibit the binding of said TcII/B12 complex to the cell surface.

21.
A method of inhibiting cellular uptake of vitamin B12 comprising administering to a biological preparation an effective amount of a monoclonal antibody to a binding site on a TcII/B12 complex, said monoclonal antibody being capable of competitively antagonizing or modulating said binding site to prevent or inhibit the binding of said TcII/B12 complex to the cell surface.

Corresponding foreign patents directed to antibodies to the vitamin B12/TcII receptor have issued in Canada, South Korea and New Zealand.

2.	The 402 Patent Family – “Receptor Modulating Agents”

In general terms, the 402 family is directed to vitamin B12 receptor modulating agents that are capable of binding to the vitamin B12 cell surface receptor to form receptor modulating agent/receptor complexes.  This binding results in invagination of the agent/receptor complex into the cell in the same manner as vitamin B12.  However, once internalized, or as part of the internalization process, the vitamin B12 receptor modulating agent affects the receptor trafficking pathway by effectively impeding, preventing or delaying the vitamin B12 receptor from recycling to the surface of the cell, thereby depriving the cell of vitamin B12 receptors able to engage in binding vitamin B12.  This results in the cellular depletion of vitamin B12, thus preventing or inhibiting cell division and ultimately resulting in cellular apoptosis.  A “receptor modulating agent” is generally defined as comprising at least one moiety capable of specifically binding to a cell surface receptor (a “targeting moiety”) covalently bound to at least one moiety capable of redirecting the agent/receptor complex, resulting in prolonged retention, degradation and/or modulation of the receptor within the interior of the cell (a “rerouting moiety”).  “Preferred” agents include vitamin B12 dimers and other complexes wherein a vitamin B12 molecule acts as a targeting moiety.

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U.S. Patent No. 5,840,880 (the “ ‘880 patent”) issued from this family on November 24, 1998.  The issued claims of the ‘880 patent generally recite vitamin B12 dimers comprised of two covalently bound vitamin B12 molecules.  The independent claim of the ‘880 patent is as follows:

1.
A vitamin B12 dimer comprising a first and a second vitamin B12 molecule covalently coupled through a coupling site independently selected from the group consisting of coupling sites a-g, coupling site h, and coupling site i.

U.S. Patent No. 5,869,465 (the “ ‘465 patent”) issued from this family on February 9, 1999.  The issued claims of the ‘465 patent generally recite methods for modulating a vitamin B12 receptor by administering to a warm-blooded animal a receptor modulating agent comprised of a vitamin B12 dimer.  The independent claim of the ‘465 patent is as follows:

1.
A method for modulating a vitamin B12 receptor, comprising administering an effective amount of a receptor modulating agent to a warm-blooded animal such that a vitamin B12 receptor is modulated, wherein said receptor modulating agent is a vitamin B12 dimer.

U.S. Patent No. 5,739,287 (the “ ‘287 patent”) issued from this family on April 14, 1998.  The issued claims of the ‘287 patent generally recite vitamin B12 derivatives comprised of a vitamin B12 molecule coupled to a biotin molecule and complexes wherein such vitamin B12 derivatives are bound to transcobalamin II.  The independent claims of the ‘287 patent are as follows:

1.	A vitamin B12 derivative comprising a vitamin B12 molecule coupled to a biotin molecule by a linker having the formula –NH(CH2)yCO-, wherein y = 3-12.

5.
A complex comprising a vitamin B12 derivative bound to a transcobalamin II, wherein the vitamin B12 derivative comprises a vitamin B12 molecule coupled to a biotin molecule by a linker having the formula –NH(CH2)yCO-, wherein y = 3-12.

U.S. Patent No. 6,083,926 (the “ ‘926 patent”) issued from this family on July 4, 2000.  The issued claims of the ‘926 patent generally recite vitamin B12 derivatives comprised of vitamin B12 covalently coupled to a biotin molecule by a water-soluble linker, complexes wherein such vitamin B12 derivatives are bound to either transcobalamin II or an avidin and pharmaceutical compositions containing such vitamin B12 derivatives.  The independent claim of the ‘926 patent is as follows:

1.	A vitamin B12 derivative comprising vitamin B12 covalently coupled to biotin by a water-soluble linker.

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U.S. Patent No. 5,840,712 (the “ ‘712 patent”) issued from this family on November 24, 1998.  The issued claims of the ‘712 patent generally recite vitamin B12 dimers comprised of two covalently coupled vitamin B12 molecules, complexes wherein such vitamin B12 dimers are bound to transcobalamin II, a kit for determining the presence or amount of transcobalamin in a sample containing such vitamin B12 dimers and pharmaceutical compositions containing such vitamin B12 dimers.  The independent claim of the ‘712 patent is as follows:

1.
A vitamin B12 dimer comprising a first and a second vitamin B12 molecule covalently coupled through at least one water-soluble linker through a coupling site independently selected from the group consisting of coupling sites a-g, coupling site h, and coupling site i.

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Corresponding foreign applications have issued in Europe and New Zealand.  Furthermore, a corresponding patent application is pending in Canada.

3.           The 418 Patent Family – “Growth Blocking Agents”

As with the 401 family, in general terms, the 418 family is directed to anti-receptor and growth blocking agents that antagonize or modulate the vitamin B12/transcobalamin II receptor or binding sites on the B12/TcII complex.  The applications in the 418 family are related to the 401 family, specifically the 418 applications are continuations-in-part of the 401 applications.  The applications in the 418 family contain additional experimental data on several antibodies not included in the applications in the 401 family.

U.S. Patent No. 7,416,728 (the “ ‘728 patent”) issued from this family on August 8, 2008.  The issued claims of the ‘728 patent generally recite a monoclonal antibody that binds TcII to inhibit the cellular uptake of vitamin B12, a pharmaceutical composition containing the same, and methods of inhibiting vitamin B12 uptake and treating a neoplastic disorder in a warm-blooded animal.  The independent claim of the ‘728 patent is as follows:

1.	A monoclonal antibody that binds to TcII, wherein said monoclonal antibody inhibits the binding of vitamin B12 to TcII and inhibits cellular uptake of vitamin B12.

A corresponding foreign application directed to antibodies to the binding site on TcII is pending in Canada.

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4.           The 420 Patent Family – “Transcobalamin Receptor Polypeptides, Nucleic Acids, and Modulators”

In general terms, the 420 family is based upon the cloning and characterization of the transcobalamin receptor (TCblR), and it is directed to methods of identifying a modulator of vitamin B12 cellular uptake and methods of using the modulator.  The use of TCblR inhibitors results in the cellular depletion of vitamin B12, thus preventing or inhibiting cell division and ultimately resulting in cellular apoptosis.  Therefore, vitamin B12 uptake modulators may be used for treating or preventing a tumor, a neurological disease, an immune-related disease, or inflammation.  A “TCblR modulator” is generally defined as a polynucleotide, polypeptide, antibody, or small molecule that specifically increases, reduces, or inhibits the receptor’s ability to bind vitamin B12 or mediate cellular uptake of vitamin B12.

A national stage application is currently pending before the U.S. Patent Office in the 420 family, but it has not yet begun examination.  The pending claims in this U.S. application generally recite a method of identifying a modulator of vitamin B12 cellular uptake, dsRNA for inhibiting vitamin B12 uptake, methods of modulating vitamin B12 uptake that utilize extracellular fragments of the TCblR, and a method of treating or preventing various diseases.  Corresponding foreign applications are pending in Europe, Canada, and Japan.